Exhibit 99.1

M&T Bank Corporation Completes Acquisition of People’s United Financial, Inc.

Combined company creates a $200 billion banking franchise serving communities in the Northeast and

Mid-Atlantic from Maine to Virginia and Washington, D.C.

Systems conversion expected to take place in the third quarter of 2022

BUFFALO, N.Y., April 2, 2022 — M&T Bank Corporation (NYSE: MTB) (“M&T”) announced today the successful completion of M&T’s acquisition of People’s United Financial, Inc. (NASDAQ: PBCT) (“People’s United”) valued at $8.3 billion. The combined company employs more than 22,000 people and has a network of over 1,000 branches and 2,200 ATMs that span 12 states from Maine to Virginia and Washington, D.C. People’s United common stock no longer trades on the NASDAQ after Friday, April 1, 2022.

“Today marks an important day in M&T’s history as we welcome People’s United to our family,” said René Jones, chairman and chief executive officer of M&T, who will lead the combined company in the same capacity. “People’s United is a strong strategic and cultural fit and I am truly excited about the positive impact our combined company will have in the communities we serve. Together, we have the capabilities and scale of a regional bank with the engagement model of a community-based organization to help us better serve new and existing customers, businesses and communities.”

The acquisition accelerates M&T’s growth trajectory and strengthens the company’s financial profile for continued success. M&T will build on People’s United’s complementary footprint to reach a broad range of customers and expand into new regions. The franchise will operate across some of the most populated and attractive banking markets in the U.S. As part of this effort, People’s United’s headquarters in Bridgeport, Connecticut, is now M&T’s New England regional headquarters.

The combined company will continue to focus on delivering superior customer service and strong engagement in the communities it serves. Clients of People’s United will continue to be served through its current branches, websites, mobile apps, financial advisors and relationship managers until its brand and systems are fully converted to M&T’s, which is expected to occur in the third quarter of 2022. However, customers from both M&T and People’s United can now use any M&T Bank or People’s United Bank ATM to withdraw cash.

As part of the merger, M&T Bank previously announced a five-year community growth plan - developed in collaboration with the National Community Reinvestment Coalition (NCRC) and local community organizations - that will provide loans, investments and other financial support for low-to-moderate income (LMI) families and neighborhoods across the combined M&T and People’s United footprint.

Both M&T and People’s United have been long recognized for their community commitments and support of civic organizations. Over the past decade, M&T and its charitable foundation have contributed over $279 million to more than 7,600 nonprofits. Since their inceptions, People’s United Community Foundation and People’s United Community Foundation of Eastern Massachusetts have collectively granted over $47 million to thousands of nonprofits within the geographic area they serve.

About M&T Bank Corporation

M&T Bank Corporation is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the northeastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T’s Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com

M&T Contacts

Investors:

Brian Klock

716-842-5138

Media:

Maya Dillon

646-735-1958

David Samberg

551-235-3406

Cautionary Note Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates and projections about M&T’s business, beliefs of M&T’s management and assumptions made by M&T’s management. Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the expected effects of the transactions and M&T’s expected financial results, prospects, targets, goals and outlook. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition, the following factors, among others, related to the transaction between M&T and People’s United, could cause actual outcomes and results to differ materially from forward-looking statements or historical performance: the outcome of any legal proceedings that may be instituted against M&T; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T does business; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of M&T; the business, economic and political conditions in the markets in which M&T operates; the risk that the combination could have an adverse effect on M&T’s ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; revenues following the combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; the risk that M&T’s five-year community growth plan may not achieve the results or outcome originally expected or anticipated as a result of performance of the U.S. economy or changes to the laws and regulations affecting the beneficiaries of such plan; the unforeseen risks relating to liabilities of M&T or People’s United that may exist; and uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on M&T.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T or its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its latest Form 10-K, including in the Risk Factors section of such report, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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